As filed with the Securities and Exchange Commission on November 29, 2016

Registration No. 333-203750
Registration No. 333-181948
Registration No. 333-167005
Registration No. 333-165217
Registration No. 333-157662
Registration No. 333-150481
Registration No. 333-144782
Registration No. 333-132792
Registration No. 333-123587
Registration No. 333-115039
Registration No. 333-104725
Registration No. 333-56122
Registration No. 333-43248

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203750
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181948
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167005
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165217
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157662
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-150481
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-144782
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-132792
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-123587
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-115039
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104725
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-56122
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-43248

 UNDER THE SECURITIES ACT OF 1933

P10 INDUSTRIES , INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2961657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
 2128 W. Braker Lane, BK 12
Austin, Texas  78758
(512) 836-6464
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Powers
Chief Financial Officer and Vice President of Finance
P10 Industries, Inc.
2128 W. Braker Lane, BK 12
Austin, Texas  78758
(512) 836-6464
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Milam F. Newby
Vinson & Elkins L.L.P.
2801 Via Fortuna, Suite 100
Austin, TX 78746-7568
(512) 542-8400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES
These Post-Effective Amendments (the “Post-Effective Amendments”) to the Registration Statements on Form S-8 (File Nos. 333-203750, 333-181948, 333-167005, 333-165217, 333-157662, 333-150481, 333-144782, 333-132792, 333-123587, 333-115039, 333-104725, 333-56122, 333-43248) (the “Registration Statements”) filed with the Securities and Exchange Commission by Active Power, Inc., a Delaware corporation (“Registrant”), are being filed to deregister all unsold securities of Registrant (the “Registered Securities”) that were registered under the Registration Statements.
On September 29, 2016, Registrant, Langley Holdings plc, a United Kingdom public limited company (“Langley”), and Piller USA, Inc., a Delaware corporation and a wholly owned subsidiary of Langley (“Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”).
The Purchase Agreement provides, among other things and subject to the terms and conditions set forth therein, that Buyer will purchase from the Registrant substantially all of the assets and operations of the Registrant, for a nominal purchase price plus the assumption of all indebtedness, including bank debt, liabilities and customer, employee and purchase commitments going forward (the “Acquisition”).
As a result of the Acquisition, Registrant has terminated any and all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. Accordingly, Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with an undertaking made by Registrant in Part II of the Registration Statements to remove from registration by means of a post-effective amendment any of the Registered Securities which remain unsold at the termination of the offering, removes from registration any and all Registered Securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 29, 2016.

P10 INDUSTRIES, INC.

By:	/s/ James A. Powers
James A. Powers
Chief Financial Officer and Vice President of Finance

Note: No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933.